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10.65 Amendment to promissory payable to Central Finance, LLC, managed by a former officer, dated September 30, 2010.

**AMENDMENT TO
SECURED PROMISSORY NOTES
BETWEEN ONSCREEN TECHNOLOGIES, INC, AND
CENTRAL FINANCE LLC**

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**WHEREAS** the Parties hereto, ONSCREEN TECHNOLOGIES, INC. now known as WAYTRONX, INC. ("WAYTRONX") and CENTRAL FINANCE LLC ("CENTRAL FINANCE") entered into six (6) Secured Promissory Notes dated respectively on April 17, 2007; May, 7, 2007; May 11, 2007; June 7, 2007; July 6, 2007; & July 30, 2007 ("the Notes");

**WHEREAS** under the terms of the original Notes, CENTRAL FINANCE was to receive payment of the principle ($1,000,000.00) in six (6) installments beginning on or about April 17, 2009 and ending on or about July 30, 2009;

**WHEREAS** under the terms of a previous Amendment the Parties amended and consolidated the Notes to extend the payment due date and have paid off certain portions of the principal balance;

**WHEREAS** the Parties are negotiating to extend the Notes and modify certain other provisions and, in the meantime, wish to amend the consolidated Notes to extend the payment due date until January 1, 2012;

**THE PARTIES** therefore agree as follows:

1. This Amendment is entered into pursuant to mutual agreement of the Parties and Article X *Amendments To This Note* of the Notes.
2. This Amendment modifies ***only*** the due date of the Notes and ***only*** to the extent specifically set forth herein and does not in any way effect the force and effect of other provisions within the Notes.
3. Upon full execution of this Amendment, the Parties agree that the principle shall be due and payable on or before January 1, 2012, if not paid off earlier or extended further by mutual agreement.
4. In addition, CENTRAL FINANCE agrees to waive the "Loan Fee" described in the earlier Amendment which extended the Note until December 31, 2009 and apply the $10,000 monthly payment as follows:
    a. Applied first against the twelve percent (12%) per annum interest on the remaining balance; and,
    b. The remainder to be applied against the outstanding principal.
5. In exchange for this accommodation by CENTRAL FINANCE, WAYTRONX agrees to the following:
    a. For a period of seven (7) months beginning on ~~September~~ October 1, 2010, WAYTRONX will increase its payments to CENTRAL FINANCE from

the current monthly payment of $10,000 to $20,000 to be applied as described above; and,

b. WAYTRONX will allow CENTRAL FINANCE, at its sole discretion, to convert $100,000 of its Note into equity (common stock) at a strike price of fifteen cents ($0.15) per share.
c. In order to execute such conversion, CENTRAL FINANCE need only notify WAYTRONX in writing of its desire to convert and WAYTRONX will take all necessary steps to promptly execute the conversion.

This document consists of two (2) pages, including the following signature page and is dated this 30th day of September 2010.

AGREED TO AND ACCEPTED:

CENTRAL FINANCE LLC

By:
Title: Manager

WAYTRONX, INC.

By: William J. Clough
Title: President & CEO